                                                     Registration No. 333- 91233

     As filed with the Securities and Exchange Commission on March 5, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -------------------------------

                                     FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------------

                                 METASOLV, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                              75-2912166
           (State or other Jurisdiction               (I.R.S. Employer
        of incorporation or organization)           Identification Number)

            5560 Tennyson Parkway                      (972) 403-8300
              Plano, Texas 75024                 (Telephone number, including
          (Address, including zip code, of         area code, of registrant's
     registrant's principal executive offices)    principal executive offices)


                                 METASOLV, INC.
                            LONG-TERM INCENTIVE PLAN

                              Mr. Glenn Etherington
                             Chief Financial Officer
                                 MetaSolv, Inc.
                              5560 Tennyson Parkway
                               Plano, Texas 75024
                                 (972) 403-8300
        (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

   Title of each              Amount to be        Proposed maximum          Proposed maximum              Amount of
   class of securities        registered(1)       offering price per        aggregate offering       registration fee(2)
   to be registered                                   share(2)                  price(2)
---------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value     5,391,666               $6.06                  $32,673,495                  $3,006
   $.005 per share
---------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(2) Pursuant to Rule 457(h), the registration fee was computed on the basis of the offering price of the registrant's Common Stock on February 27, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         This Registration Statement on Form S-8 relating to the Registrant's Long-Term Incentive Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed registration statement on Form S-8 relating to the Long-Term Incentive Plan is effective. Pursuant to Instruction E of Form S-8, the contents of such earlier registration statement, as amended by Post Effective Amendment No. 1 to such registration statement, file no. 333-91233, which were filed with the Commission on November 18, 1999 and January 2, 2001, respectively, are incorporated by reference in this Form S-8 Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 28/th/ day of February, 2002.

                                   MetaSolv, Inc.



                                   By: /s/ JAMES P. JANICKI
                                      ------------------------------------------
                                      James P. Janicki
                                      Chief Executive Officer

                                POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints James P. Janicki and Glenn Etherington, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of MetaSolv, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the dates as set forth below.



             Signature                      Title                   Date
             ---------                      -----                   ----

/s/ JAMES P. JANICKI           Chief Executive Officer and     February 28, 2002
----------------------------   Director (Principal
James P. Janicki               Executive Officer)



/s/ GLENN A. ETHERINGTON       Chief Financial Officer         February 28, 2002
----------------------------   Principal Financial and
Glenn A. Etherington           Accounting Officer)



/s/ T. CURTIS HOLMES, JR.      President, Chief Operating      February 28, 2002
----------------------------   Officer and Director
T. Curtis Holmes, Jr.


/s/ ROYCE J. HOLLAND           Director                        February 28, 2002
----------------------------
Royce J. Holland


/s/ LAWRENCE J. BOUMAN         Director                        February 28, 2002
----------------------------
Lawrence J. Bouman


/s/ JOHN D. THORNTON           Director                        February 28, 2002
----------------------------
John D. Thornton


/s/ JOHN W. WHITE              Director                        February 28, 2002
----------------------------
John W. White

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the dates as set forth below.

            Signature                     Title                         Date
            ---------                     -----                         -----

/s/ JAMES P. JANICKI            Chief Executive Officer       February 28, 2002
----------------------------    and Director (Principal
James P. Janicki                Executive Officer)

/s/ GLENN A. ETHERINGTON         Chief Financial Officer       February 28 ,2002
----------------------------     (Principal Financial and
Glenn A. Etherington             Accounting Officer)

/s/ T. CURTIS HOLMES, JR.        President, Chief Operating    February 28, 2002
----------------------------     Officer and Director
T. Curtis Holmes, Jr.

/s/ ROYCE J. HOLLAND             Director                      February 28, 2002
----------------------------
Royce J. Holland


/s/ LAWRENCE J. BOUMAN           Director                      February 28, 2002
----------------------------
Lawrence J. Bouman


/s/ JOHN D. THORNTON             Director                      February 28, 2002
----------------------------
John D. Thornton


/s/ JOHN W. WHITE                Director                      February 28, 2002
----------------------------
John W. White

                                  EXHIBIT INDEX

       Exhibit
       Number                 Description of Exhibit
       ------                 ----------------------

        4.1          Amended and Restated Certificate of Incorporation of
                     MetaSolv, Inc./1/

        4.2          By-Laws of MetaSolv, Inc./2/

        4.3 Rights Agreement, dated as of October 24, 2001, between the Company and Mellon Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C./3/

        4.4          MetaSolv, Inc. Long-Term Incentive Plan/2/

         5           Opinion of Sachnoff & Weaver, Ltd.

        23.1         Consent of KPMG LLP

        23.2         Consent of Sachnoff & Weaver, Ltd.

        24           Powers of Attorney (contained on the signature page hereto)


----------------------------------
/1/ Incorporated by reference herein to Exhibit 3.1 to the Company's
    Registration Statement on Form S-3 (File No. 333-67428).
/2/ Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 29, 2001.
/3/ Incorporated by reference herein to Exhibit 4.1 to the Company's Current
    Report on Form 8-A dated October 24, 2001 (File No. 000-28129).